ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 1st day of July, 2009, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its series, the Davidson Multi-Cap Core Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the fees of the Davidson Multi-Cap Core Fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following:

Exhibit S, the funds and fees of Davidson Multi-Cap Core Fund, is hereby superseded and replaced with Exhibit S attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit S
to the
Separate Series of Advisors Series Trust Fund Accounting Agreement
Name of Series
Davidson Multi-Cap Core Fund

FUND ACCOUNTING SERVICES FEE SCHEDULE at July 1, 2009
Annual Fund Accounting Fee Per Fund*
Base fee on the first $[___] million plus
[___] basis point on the next $[___] million
[___] basis point on the balance
Annual Base Fee on First $[___] Million Per Fund*
$[___] per domestic equity fund
$[___] per domestic balanced fund
$[___] per domestic fixed income or money market fund
$[___] per international or global equity funds
Plus Out-Of-Pocket Expenses – Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.
• Pricing Services
• $[___]  Domestic and Canadian Equities
• $[___]  Options
• $[___]  Corp/Gov/Agency Bonds
• $[___]  CMO's
• $[___]  International Equities and Bonds
• $[___]  Municipal Bonds
• $[___]  Money Market Instruments
• $[___] /Fund/Month - Mutual Fund Pricing
• $[___]/Foreign Equity Security/Month for Corporate Action Service
• $[___] /Month Manual Security Pricing (>[___]/day)
• Factor Services (BondBuyer)
• $[___] /CMO/Month
• $[___]  /Mortgage Backed/Month
• $[___] /Month Minimum Per Fund Group
• Fair Value Services (FT Interactive)
• $[___] on the first [___] securities per day
• $[___] on the balance of securities per day
Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple class funds, master feeder products, international income funds, funds with multiple advisors/sub-advisors.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedule above
DAVIDSON INVESTMENT ADVISORS, INC.

By: /s/ Andrew Davidson
Printed Name: Andrew Davidson
Title: President	Date: 7/29/2009

Exhibit S (continued) to the
Separate Series of Advisors Series Trust Fund Accounting Agreement
FUND ACCOUNTING SERVICES - SUPPLEMENTAL SERVICES FEE SCHEDULE at July 1, 2009
Multiple Classes*
• Additional base fee of $[___]* for each additional class
                      *Class C  base fee - $[___]

Multiple Manager Funds*
• Additional base fee of $[___] per manager/sub-advisor per fund

Conversion
• One month of service fee prior to service inception.

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

Multiple Series Trust Davidson - CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at July 1, 2009
Chief Compliance Officer Services
U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
• Designation as the Trust’s Chief Compliance Officer
• Periodic and Annual Reporting to MST Fund Board
• Board Meeting Presentation and Board Support
• MST Fund Board Liaison For All Compliance Matters
• Daily Resource to Advisor CCO and Fund Board
• Review of Advisor Compliance Policies, Procedures and Controls
• Review of USBFS/USB Critical Procedures & Compliance Controls
• Due Diligence Review of Advisor and USBFS Service Facilities
• Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls
Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
• Quarterly USBFS Certification to Trust CCO
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Distribution Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line Compliance Education & Training
Chief Compliance Officer (CCO)*
• $[___] per year per domestic fund (total fee for all service lines)
• $[___] per year per load fund or international fund (in addition to Fund CCO fee)

Exhibit S (continued) to the
Separate Series of Advisors Series Trust Fund Accounting Agreement

•	$[___] per year per sub-advisor per fund (in addition to Fund CCO fee)

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor or sub-advisor facilities

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedule above

DAVIDSON INVESTMENT ADVISORS, INC.

By: /s/ Andrew Davidson
Printed Name: Andrew Davidson
Title: President	Date: 7/29/2009